UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2021

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On July 30, 2021, Adamis Pharmaceuticals Corporation (the “Company”) and the Company’s wholly-owned subsidiary US Compounding, Inc. (“USC”) entered into an Asset Purchase Agreement (the “Agreement”) effective as of July 30, 2021 (the “Effective Date”) with Fagron Compounding Services, LLC d/b/a Fagron Sterile Services (the “Purchaser”), providing for the sale and transfer by USC and the purchase by the Purchaser, effective as of the Effective Date, of certain assets of USC related to its human compounding pharmaceutical business (the “Business”), including certain customer information and information on products sold to such customers by USC (together, the “Book of Business”), including related formulations, know-how, and expertise regarding the compounding of pharmaceutical preparations, clinical support knowledge and other data and certain other information relating to the customers and products (collectively, the “Assets”). After the Effective Date, Purchaser may use the Book of Business to secure customers for its products and services and may otherwise use the Book of Business. Pursuant to the Agreement, the Purchaser will not assume any liabilities of USC, and the transaction does not include the sale or transfer of any USC equipment, buildings or real property, or any products, information, agreements, relationships or other assets relating to the veterinary business of USC.

The Agreement provides that the consideration payable by the Purchaser to the Company for the Assets sold and transferred will consist of the following amounts: (i) a payment of $107,500 on the Effective Date; and (ii) monthly payments in an amount equal to (a) two (2.0) times the amount actually collected by Purchaser or its affiliates for sales of products or services made to certain identified customers included in the Book of Business during the 12-month period following the Effective Date (the “Payment Term”), and (b) a lower multiple of the amount actually collected by Purchaser or its affiliates for sales of products or services made to certain other customers included in the Book of Business. In addition, to the extent that such product or service is supplied by USC pursuant to the supply arrangement provided for by the Agreement (the “Supply Agreement”), the Purchaser agreed to reimburse USC for the cost of such product or service, as set forth in the Supply Agreement. The Agreement provides that during the Payment Term, the Purchaser will maintain the Book of Business and use commercially reasonable efforts to maximize the consideration payable to the Company and collect amounts outstanding related to sales of products or services made to customers included in the Book of Business. However, the Agreement does not provide for any minimum purchase price consideration to the Company or USC. Accordingly, there is no assurance as to the amount of purchase price consideration that the Company or USC may ultimately receive as a result of the transactions contemplated by the Agreement. Certain of the customers included in the Book of Business may decide to not purchase products or to reduce their purchases of products from Purchaser after the Effective Date, and Purchaser may, in good faith, decide not to change its product mix from those products offered by Purchaser as of the Effective Date and may decide not to carry all of the products offered and sold by USC as part of the Business prior to the Effective Date.

The Agreement includes certain restrictive covenants of the Company and USC, including noncompetition provisions, pursuant to which, for a period of five years from the Effective Date (the “Restricted Period”), the Company and USC have agreed not to solicit any Business from any customers included in the Book of Business, including employment by, ownership of, assistance to, contracting with, or in any other way supporting or working with an outsourcing facility registered pursuant to Section 503B of the Food Drug and Cosmetic Act with the intent to compete against Purchaser in the Business; however, (a) the sale of equipment by USC or its affiliates, (b) the fulfillment by USC or the Company of their respective duties under the Agreement and the Supply Agreement, and (c) the passive ownership by USC or its affiliates of less than 5% of the outstanding stock of any publicly-traded corporation, are not prohibited by the restrictive covenants.

Each of the Agreement and the Supply Agreement includes standard indemnification provisions, and a number of other covenants and agreements of the parties concerning the transactions contemplated by the Agreement and the Supply Agreement, including concerning cooperation and assistance, confidentiality, non-disparagement and the transfer of information and documents, compliance with laws, and personnel matters.

In connection with the transaction, the Company will pay a fee to a financial advisor of $700,000, and may pay an additional amount depending on the total consideration received by the Company, in connection with advisory services relating to the transaction.

The preceding description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, including the Supply Agreement, which is filed as an Exhibit to this Current Report on Form 8-K. The representations, warranties and covenants contained in the Agreement have been made solely for the benefit of the parties to the Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; and (ii) were made only as of the date of the Agreement or such other dates as may be specified in the Agreement and are subject to more recent developments. Accordingly, any such representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information, discussion and disclosures under Item 1.01 are hereby incorporated by reference into this Item.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Effective upon the Effective Date of the Agreement described under Item 1.01 above, and in light of a number of factors including without limitation the transactions contemplated by the Agreement and the restrictive covenants contained in the Agreement, the Company determined to engage in a restructuring process of winding down and winding up the remaining operations and business activities of USC, including its veterinary business. The Company expects that the employment of substantially all of USC’s employees will terminate sometime after the Effective Date in connection with the transactions described under Item 1.01 above, although a small number of employees are expected to continue for a period of time after the Effective Date in order to assist with the Company’s transition and support covenants under the Agreement, including the Supply Agreement, and to take other actions with respect to the Company’s remaining business and assets. The Company expects that the restructuring will ultimately reduce its workforce by approximately 92 employees associated with USC’s business. The Company currently estimates that the range of costs associated with providing termination payments to USC employees, employee salaries and incentive payments during a transition period after the Effective Date, severance or other termination benefits or payments in connection with workforce reduction and termination of employment, and payments anticipated to made pursuant to retention agreements or incentive agreements with certain employees, could be from approximately $1.3 million to approximately $1.6 million. The substantial majority of the cash payments related to personnel-related restructuring charges are expected to be paid during the third and fourth quarters of 2021. The charges that the Company expects to incur in connection with the workforce reduction and winding down of operations of USC are subject to a number of assumptions, and actual expenses and results may differ materially from the Company’s estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction and winding down of operations of USC. In addition, as part of the restructuring, the Company and USC intend to sell or dispose of tangible assets relating to USC’s business, including equipment, building and property. The Company expects to incur commissions and other costs associated with the sale or other disposition of certain of such assets but is unable, at this time, to make a good faith determination of cost estimates, or ranges of cost estimates, associated with such future sales or dispositions of such tangible assets or other costs associated with the sale or disposition of such tangible assets. If required, the Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these costs.

Item 2.06 Material Impairments.

The information disclosed in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06. As a result of the transactions contemplated by the Agreement described in Item 1.01 above and the restructuring activities described in Item 2.05 above, the Company has determined that its financial results for the quarter ending September 30, 2021, will include an impairment of certain assets relating to USC, including inventories, intangible assets, goodwill, fixed assets, and right of use assets. The Company currently estimates that the range of such impairment charges for intangibles, goodwill and right of use assets could be from approximately $5.0 million to approximately $5.6 million. The impairment charges that the Company expects to incur in connection with the matters described in Items 1.01 and 2.05 above are subject to a number of assumptions, and the actual amount of impairment charges may differ materially from those estimated by the Company. In addition, the Company may determine in the future that additional impairments of assets are appropriate in connection with the matters described in Items 1.01 and 2.05 above. However, the Company is not able to estimate the amount or range of amounts of such additional impairments as of the date of this Report. If required, the Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these costs.

7.01 Regulation FD Disclosure

On August 4, 2021, the Company issued a press release announcing the entering into of the Agreement described in Item 1.01 above. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.2, is furnished pursuant to this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events

In connection with the transactions contemplated by the Agreement described in Item 1.01 above, the Company paid to Arvest Bank, as lender, the full remaining outstanding principal, interest balance and fees of $2,029,016 owed under the Company’s outstanding building and real property loan relating to USC’s building and real property, the maturity date of which was in August 2021. Following such payment, the Company does not have any outstanding indebtedness under any of the loan agreements that were assumed by the Company in connection with its previous acquisition of USC.

In connection with entering into the Agreement, the Company delivered a notice of termination terminating the non-binding letter of intent, previously announced by the Company on January 26, 2021, with a third party relating to the possible sale of the assets of USC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or operations, including, but not limited to: the amount of consideration expected to be received by the Company as a result of the sale of the assets described in Item 1.01 above, the fees, expenses and costs associated with the transactions contemplated by the Agreement and the Supply Agreement and the other matters described in this Current Report; estimates of costs and liabilities associated with the restructuring activities described in Item 2.05 above and the financial impact of the reduction in force and winding down of the remaining business activities of USC; estimates of the range of impairment charges that the Company may incur as described in Item 2.06 above as a result of the matters described Items 1.01, 2.05 and 2.06 above; and the assumptions and estimates included in the pro forma financial information filed with this Current Report. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results, the timing of events, and costs, expenses, charges and liabilities associated with the activities described in this Current Report may differ materially from those anticipated by such forward-looking statements. The Company may incur additional cash or non-cash costs, expenses or liabilities not currently contemplated due to events associated with or resulting from the transactions described in Item 1.01 or the activities described in Item 2.05 and 2.06. There can be no assurances concerning the amount of consideration that we will receive as a result of the sale of the assets described in Item 1.01 above, or concerning the fees, costs, expenses, charges or liabilities that we may incur in the future in connection with the transactions and actions described in this Current Report. Certain risks relating to the forward-looking statements and estimates set forth in this Current Report, as well as other risks relating to the Company’s business, financial conditions and prospects, are described in the Company’s other filings from time to time with the Securities and Exchange Commission, including the risk factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which the Company strongly urges you to read and consider and all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Such forward-looking statements speak only as of the date of this Current Report, and except to the extent otherwise required by law, the Company undertakes no duty or obligation, and expressly disclaims any obligation, to update any forward-looking statements contained in this Current Report as a result of new information, future events or changes in its expectations.

Item 9.01 Financial Statements and Exhibits

(b)

Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2020, and the unaudited pro forma condensed consolidated statements of income of the Company for the year ended December 31, 2020, and the notes thereto, which give pro forma effect to the transaction described in Items 1.01 and 2.01 above, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)       Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement effective as of July 30, 2021, by and among the Registrant, US Compounding, Inc. and Fagron Compounding Services, LLC. *+
10.1	Supply Agreement Addendum by and among the Registrant, US Compounding, Inc. and Fagron Compounding Services, LLC. +
99.1	Unaudited pro forma condensed consolidated financial information of the Registrant.
99.2	Press release dated August 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

+  Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the Registrant customarily and actually treats the information contained in such portions as private or confidential and such information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 5, 2021	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer